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                                                                     EXHIBIT 4.1

                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

         CONVERTIBLE DEBENTURE PURCHASE AGREEMENT ("Agreement") dated as of February 11, 1999 between American International Petroleum Corp., a Nevada corporation (the "Company"), and each person or entity listed as an investor on
Schedule I to this Agreement (each individually an "Investor" and collectively the "Investors").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to sell and issue to the Investors, and the Investors wish to purchase from the Company, 5% Convertible Secured Debentures Due February __, 2004 (the "Debentures"), in the aggregate principal amount of $10,000,000 at an aggregate price of $10,000,000, having the rights and privileges set forth in the Debentures in the form of Exhibit 1.1A attached hereto, on the terms and conditions set forth herein;

         WHEREAS, the Debentures will be convertible into shares ("Common Shares") of common stock, $0.08 par value per share, of the Company ("Common Stock"), pursuant to the terms of the Debentures, and the Investors will have registration rights with respect to such Common Shares and the Warrant Shares (as defined herein) pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Investors substantially in the form of Exhibit 4.2(f) hereto ("Registration Rights Agreement");

         WHEREAS, to induce the Investors to purchase the Debentures, the Company has agreed to issue to the Investors warrants exercisable for an aggregate 2,000,000 shares of Common Stock, in the form attached as Exhibit 1.1B (the "Warrants");

         WHEREAS, American International Refinery, Inc. ("AIRI") is a wholly owned subsidiary of the Company, and AIRI will derive substantial benefit from the transaction contemplated hereby; and

         WHEREAS, to induce the Investors to purchase the Debentures, AIRI has agreed to grant to the Investors a first priority mortgage in the land and improvements of AIRI's refinery located at 4646 Highway 2059, Old Town Road, Lake Charles, Louisiana 70615 and a first priority security interest in certain equipment and other personal property used at the refinery pursuant to the terms of a Mortgage and Security Agreement to be entered into between AIRI and the Investors substantially, which is satisfactory in form and substance to the Investors;

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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                                   ARTICLE I.
                  Purchase and Sale of Debentures and Warrants

         Section 1.1 Issuance of Debentures and Warrants. Upon the following terms and conditions, the Company shall issue and sell to each Investor severally, and each Investor severally shall purchase from the Company, the outstanding principal amount of Debentures indicated next to such Investor's name on Schedule I attached hereto.

         (a) Issuance. Upon the following terms and conditions, the Company shall issue and sell to each Investor, and each Investor severally shall purchase from the Company, the principal amount of Debentures and the number of Warrants indicated next to such Investor's name on Schedule I attached hereto.

         (b) Purchase Price. The purchase price for the Debentures to be acquired by each Investor (the "Purchase Price") shall be the Purchase Price set forth next to such Investor's name on Schedule I.

         (c) The Closing.

            (i) The closing of the purchase and sale of the Debentures and the Warrants (the "Closing"), shall take place at the offices of Arnold & Porter ("Investors' Counsel"), at 10:00 a.m., local time on the later of the following: (x) the date on which the last of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (y) such other time and place and/or on such other date as the Investors and the Company may agree. The date on which the Closing occurs is referred to herein as the "Closing Date".

            (ii) On the Closing Date, the Company shall deliver to each Investor
      (x) a certificate or certificates (with the number of and outstanding principal amount of such certificates requested by such Investor) representing the Debentures purchased hereunder by such Investor at the Closing registered in the name of the Investor or its nominee and (y) the Warrants registered in the name of such Investor or its nominee in such denominations as reasonably requested by such Investor, and such Investor shall deliver to the Company the Purchase Price for the Debentures purchased by such Investor hereunder by wire transfer in immediately available funds to an account designated in writing by the Company. The delivery of payment by such Investor of the Purchase Price applicable to it as set forth in this paragraph shall constitute a payment delivered to the Company in satisfaction of such Investor's obligation to pay the Purchase Price hereunder. In addition, each of the Company and each Investor shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the applicable Closing.

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                                  ARTICLE II.
                         Representations and Warranties

         Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each of the Investors as of the date hereof and on each Closing Date:

         (a) Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any direct or indirect subsidiaries other than the subsidiaries listed on Schedule 2.1(a) attached hereto. Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means (i) any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and its subsidiaries or other entities controlled by such entity, taken as a whole, and which is (either alone or together with all other adverse effects) material to such entity and its subsidiaries or other entities controlled by such entity taken as a whole, and (ii) any condition or situation, whether or not a material adverse effect, which would prohibit or otherwise adversely interfere with or affect the ability of any party to this Agreement to enter into or perform its obligations under, or to consummate the transactions contemplated by, this Agreement, the Registration Rights Agreement, the Mortgage and Security Agreement, the Debentures or the Warrants or any other agreement or document contemplated hereby or thereby.

         (b) Authorization; Enforcement. (i) The Company or AIRI, as the case may be, has all requisite corporate power and authority to enter into and perform this Agreement, the Warrants, the Mortgage and Security Agreement and the Registration Rights Agreement and to issue the Debentures and Warrants in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Warrants, the Mortgage and Security Agreement and the Registration Rights Agreement by the Company or AIRI, as the case may be, and the consummation by the Company or AIRI, as the case may be, of the transactions contemplated hereby and thereby, including the issuance of the Debentures, the Warrants, the Common Shares and the Warrant Shares have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company, AIRI or their Boards of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) this Agreement has been, and on the Closing Date the Warrants, the Debentures, the Mortgage and Security Agreement and the Registration Rights Agreement will be, duly executed and delivered by the Company or AIRI, as the case may be, and (iv) this Agreement constitutes, and upon execution, issuance and delivery thereof the Warrants, the Debentures, the Mortgage and Security Agreement and the Registration Rights Agreement shall constitute, valid and binding obligations of the Company or AIRI, as the case may be enforceable against the Company or AIRI, as the case may be, in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

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         (c) Capitalization; Indebtedness. (i) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 7,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"); there are 66,216,889 shares of Common Stock and no shares of Preferred Stock issued and outstanding. All of the outstanding shares of the Company's Common Stock have been validly authorized and issued and are fully paid and nonassessable. No shares of capital stock are entitled to preemptive rights; and there are as of the date hereof outstanding options for 4,122,750 shares of Common Stock and 6,758,746 outstanding warrants for shares of Common Stock (excluding the Warrants). Except as set forth in Schedule 2.1(c)(i), there are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable for or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible or exchangeable into shares, of capital stock of the Company. Attached hereto as Exhibit 2.1(c)(i) is a true and correct copy of the Company's Articles of Incorporation (the "Charter"), as in effect on the date hereof, an attached hereto as Exhibit 2.1(c)(ii) is a true and correct copy of the Company's By-Laws (the "By-Laws"), as in effect on the date hereof.

            (ii) Set forth on Schedule 2.1(c)(ii) is a complete and accurate listing of (i) all of the outstanding indebtedness of the Company, except for trade payables incurred in the ordinary course of business (the "Company Debt"), (ii) all of the principal documents that evidence the Company Debt, including, without limitation any Uniform Commercial Code financing statements filed showing the Company or any subsidiary as debtor and (iii) any collateral which has been pledge by the Company to secure any of the Company Debt. The Company has provided to Investors a correct and complete copy of, or given Investors access to, each of the documents representing such Company Debt and all amendments thereto. All of the documents representing any Company Debt are in full force and effect in accordance with their terms. There exists no material default on the part of the Company under any document evidencing any Company Debt or any event or condition which after notice or passage o time or both would constitute such a default. Except as set forth on Schedule 2.1(c)(ii), the documents evidencing the Company Debt do not require the consent of any party thereto to the consummation of the transactions contemplated by this Agreement.


         (d) Issuance of Common Shares. The Common Shares and the shares of Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares") are duly authorized and reserved for issuance and, upon such conversion in accordance with the Debentures and/or exercise in accordance with the Warrants, such Common Shares and Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and the holders of such Common Shares and Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. The outstanding shares of Common Stock are currently listed, and are entitled to be traded, on the Nasdaq National Market System ("Nasdaq NMS," and collectively with the American Stock Exchange and the New York Stock Exchange, the "Approved Markets") and the Company has not received any notice (written or oral) from the Nasdaq NMS (or any other Approved Market where they are currently listed) to which the Company has not made a satisfactory response indicating that delisting of the Common Stock is under consideration.

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         (e) No Conflicts. The execution, delivery and performance by the
Company or AIRI, as the case may be, of this Agreement, the Registration Rights Agreement, the Mortgage and Security Agreement, the Warrants and the Debentures, including the issuance of the Debentures and the Warrants, the conversion of the Debentures into the Common Shares and the exercise of the Warrants, and the consummation by the Company or AIRI, as the case may be, of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Company's or AIRI's, as the case may be, Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or AIRI, as the case may be, or any of its subsidiaries is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or AIRI, as the case may be, or any of its subsidiaries or by which any property or asset of the Company or AIRI, as the case may be, or any of its subsidiaries is bound or affected. The business of the Company and its direct and indirect subsidiaries is not being conducted in violation of, and is in compliance in all material respects with, all applicable material laws, ordinances and regulations of any governmental entity. The Company or AIRI, as the case may be, is not required under Federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it
(x) to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Mortgage and Security Agreement, the Debentures or the Warrants, (y) to issue and sell the Debentures and the Warrants in accordance with the terms hereof, to issue the Common Shares upon conversion of the Debentures or to issue the Warrant Shares on exercise of the Warrants or (z) for the registration provisions provided in the Registration Rights Agreement.

         (f) SEC Documents; No Non-Public Information; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company is in compliance with and has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the Exchange Act, in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC (all of the foregoing including filings incorporated by reference


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therein being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Investors true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the SEC since December 31, 1997 and all annual SEC Documents filed with the SEC since December 31, 1996. The Company has not provided to the Investors any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied (and as of its effective date, the Registration Statement (as defined in the Registration Rights Agreement) will comply) in all material respects with the requirements of the Exchange Act (or, in the case of such Registration Statement, the Securities Act of 1933, as amended (the "Act") and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained (and, as of its effective date, such Registration Statement will not contain) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain (and, as of its effective date, such Registration Statement will contain) all material information concerning the Company, and no event or circumstance has occurred which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading on the date hereof or on the Closing Date but which has not been so disclosed. The financial statements of the Company included (or to be included) in the SEC Documents (or the Registration Statement) comply (or will comply) as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been (or will be) prepared in accordance with United States generally accepted accounting principles applied on consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present (or will fairly present) in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (g) Principal Exchange/Market. The principal market on which the Common Stock is currently traded is the Nasdaq NMS.

         (h) No Material Adverse Change. Since December 31, 1997, no Material Adverse Effect has occurred or exists with respect to the Company or any of its subsidiaries, and no event or circumstance has occurred that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect with respect to the Company or any of its subsidiaries.

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         (i) No Undisclosed Liabilities. The Company and its subsidiaries have no liabilities or obligations not disclosed in the SEC Documents, other than those liabilities incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since December 31, 1997, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect.

         (j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its direct or indirect subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

         (k) No General Solicitation. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf, has engaged in or conducted any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) with respect to or in connection with the offer or sale of the Debentures, the Warrants, the Common Shares or the Warrant Shares.

         (l) No Integrated Offering. Neither the Company, nor any of its affiliates, nor, to its knowledge, any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Debentures, the Warrants, the Common Shares or Warrant Shares under the Act.

         The issuance of the Debentures, Warrants, Common Shares or Warrant Shares to the Investors will not be integrated with any other issuance of the Company's securities which requires stockholder approval under the rules of the Nasdaq NMS.

         (m) Form S-3. The Company is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) on Form S-3 under the Act and the rules promulgated thereunder, and Form S-3 is permitted to be used for the transactions contemplated hereby under the Act and the rules promulgated thereunder.

         (n) Intellectual Property. The Company (and/or its wholly-owned subsidiaries) owns or has licenses to use certain patents, copyrights and trademarks ("intellectual property") associated with its business. The Company and its subsidiaries have all intellectual property rights which are needed to conduct the business of the Company and its subsidiaries as it is now being conducted or as proposed to be conducted as disclosed in the SEC Documents. Neither the Company nor any of its subsidiaries has any reason to believe that the intellectual property rights which it owns are invalid or unenforceable or that the use of such intellectual property by the Company or its subsidiaries infringes upon or conflicts with any right of any third party, and neither the Company nor any of its subsidiaries has received notice of any such infringement or conflict. Neither the Company nor any of its subsidiaries has knowledge of any infringement of its intellectual property by any third party.

         (o) No Litigation. Except as set forth in the SEC Documents, no litigation, arbitration, proceeding or claim (including those for unpaid taxes) against the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened, and no other event has occurred, which if determined adversely could singly or in the aggregate reasonably be expected to have a Material Adverse Effect. The legal proceedings described in the SEC Documents, if adversely determined, will not have a Material Adverse Effect.


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         (p) Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or any Investor relating to this Agreement or the transactions contemplated hereby, except that the Company may pay to JWGenesis Securities ("JWG") an amount equal to two percent (2%) of the aggregate Purchase Price and issue to JWG (or its designees) a warrant to purchase 250,000 shares of Common Stock.

         (q) Acknowledgement of Dilution. The number of shares of Common Stock constituting Common Shares or Warrant Shares may increase substantially in certain circumstances, including the circumstance where the trading price of the Common Stock declines. The Company acknowledges that its obligation to issue Common Shares upon conversion of the Debentures and Warrant Shares upon exercise of the Warrants is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

         (r) Other Investors. Except as set forth on Schedule 2.1(r), there are no outstanding securities issued by the Company that are entitled to registration rights under the Act. Except as set forth in Schedule 2.1(r), there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock of the Company, that have anti-dilution, preemptive or similar rights that would be affecte or triggered by the issuance of the Debentures, the Common Shares, the Warrant Shares or the Warrants.

         (s) Certain Transactions. Except as disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         (t) Permits; Compliance. Each of the Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"). There is no action or proceeding pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits, except with respect to such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. Since December 31, 1997, neither the Company nor any of its subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

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         (u) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its direct and indirect subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

         (v) Internal Accounting Controls. Each of the Company and each of its subsidiaries maintains a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (w) Margin Accounts. At no time since December 31, 1997 has any director or executive officer of the Company maintained more than 15% of such individual's Common Stock in a margin account or placed more than 15% of such individual's Common Stock in a situation which could have resulted in an involuntary sale thereof.

         (x) Environmental Matters. Except as otherwise disclosed in the SEC Documents, each of the Company and each of its subsidiaries is in compliance in all material respects with all applicable state and federal environmental laws, and no event or condition has occurred that may interfere with the compliance by the Company or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

         (y) Solvency.

            (i) The Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including contingent liabilities) as they mature.

            (ii) The Company's assets do not constitute unreasonably small capital to carry out its business as now conducted and as proposed to be conducted including the Company's capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof.

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            (iii) The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The cash flow together with the proceeds received from the liquidation of the Company's assets after taking into account all anticipated uses of the cash will at all times be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid

            (iv) The Company does not believe that final judgments against the Company in pending actions for money damages will be rendered at a time when, or in an amount such that, the Company will be unable to satisfy any such judgments promptly in accordance with their terms The Company's cash flow, after taking into account all other anticipated uses of the cash (including the payments on or in respect of debt referred to in paragraph
      (iii) above), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

            (v) Neither the Company nor any of its subsidiaries is subject to any bankruptcy, insolvency or similar proceeding.

         (z) Taxes. All federal, state, city and other tax returns, reports and declarations required to be filed by or on behalf of the Company or any of its subsidiaries have been filed and such returns are complete and accurate and disclose all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby (other than set forth on Schedule 2.1(z)). Copies of all such returns have been provided to the Investors. All taxes shown on such returns and any deficiency assessments, penalties and interest have been paid. All taxes required to be withheld by or on behalf of the Company in connection with amounts paid or owing to any employees, independent contractor, creditor or other party have been withheld, and such withheld taxes have either been duly and timely paid to the proper governmental authorities or set aside and reserved in accounts for such purposes.

         (aa) Title to Properties; Encumbrances. Schedule 2.1(aa) contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company. The Company owns (with good and marketable title in the case of real property) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own. All material properties and assets listed on Schedule 2.1(aa) are free and clear of all encumbrances (other than as set forth on Schedule 2.1(aa)) and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature, except with respect to all such properties and assets, (a) mortgages or security interests shown on Schedule 2.1(aa) as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) liens for current taxes not yet due, and (c) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value, or impairs the use, of the property subject thereto, or impairs the operations the Company or any of its subsidiaries, and
(ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plans, and structures owned by th Company or any of its subsidiaries lie wholly within the boundaries of the real property owned by the Company or such subsidiaries, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other person.

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         (bb) No Violation of Creditor Covenants. No event of default has occurred and is continuing (or event which with lapse of time or notice of both would constitute such an event) under any of the revolving credit facilities or other financing arrangements of the Company or any of its subsidiaries.

         (cc) Effectiveness of SEC Filings. The SEC has not issued any stop order or other order suspending the effectiveness of any registration involving the Company or any of its subsidiaries.

         Section 2.2 Representations and Warranties of the Investors. Each of the Investors, severally (as to itself) and not jointly, hereby makes the following representations and warranties to the Company as of the date hereof and on the Closing Date:


         (a) Authorization; Enforcement. (i) Such Investor has the requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to purchase the Debentures being sold hereunder and to acquire the Warrants, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by such Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement constitutes, and upon execution, issuance and delivery thereof, the Registration Rights Agreement and the Mortgage and Security Agreement will constitute, valid and binding obligations of such Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

         (b) No Conflicts. The execution, delivery and performance by such Investor of this Agreement, the Mortgage and Security Agreement and the Registration Rights Agreement, the performance by such Investor under the Debentures and Warrants, and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of such Investor's organizational documents, (ii) materially conflict with any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a material violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement, the Registration Rights Agreement, the Mortgage and Security Agreement, the Warrants or the Debentures.

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

         (c) Investment Representation. Such Investor is purchasing the Debentures and the Warrants for its own account and not with a view to distribution thereof in violation of any securities laws. Such Investor has no present intention to sell the Debentures, Warrants, Common Shares or Warrant Shares in violation of Federal or state securities laws and such Investor has no present arrangement (whether or not legally binding) to sell the Debentures, Warrants, Common Shares or Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold the Debentures, Warrants, Common Shares or Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Debentures, Warrants, Common Shares or Warrant Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

         (d) Accredited Investor. Such Investor is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Act. Such Investor has such knowledge and experience in financial and business matters in general and investments in particular that it is able to evaluate the merits and risks of an investment in the Debentures and the Warrants and to protect its own interests in connection with such investment. In addition (but without limiting the effect of the Company's representations and warranties contained herein), such Investor has received such information as it considers necessary or appropriate for deciding whether to purchase the Debentures and the Warrants pursuant hereto.

         (e) Rule 144. Such Investor understands that there is no public trading market for the Debentures or the Warrants, that none is expected to develop, and that the Debentures and the Warrants must be held indefinitely unless such Debentures or Warrants are converted or exercised, as the case may be, and the Common Shares or Warrant Shares, as the case may be, are registered under the Act or an exemption from registration is available. Such Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

         (f) Brokers. Such Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

         (g) Not an Affiliate. Such Investor is not an officer, director or "affiliate" (as that term in defined in Rule 405 of the Act) of the Company.

         (h) Reliance by the Company. Such Investor understands that the Debentures and Warrants are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Debentures and Warrants.

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
                                  ARTICLE III.
                                    Covenants

         Section 3.1 Registration and Listing; Effective Registration. Until such time as no Debentures or Warrants are outstanding, the Company will cause the Common Stock to continue at all times to be registered under Section 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Debentures or Warrants are outstanding, the Company shall continue the listing or trading of the Common Stock on the Nasdaq NMS or one of the other Approved Markets and shall comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Nasdaq NMS or such other Approved Market on which the Common Stock is listed and the National Association of Securities Dealers ("NASD"). The Company shall cause the Common Shares and the Warrant Shares to be listed on the Nasdaq NMS (or, if the Common Stock is listed on another of the Approved Markets, on such other Approved Market) no later than the registration of the Common Shares or the Warrant Shares under the Act, and at all times shall continue such listing(s) on one of the Approved Markets on which the Common Stock is listed. As used herein and in the Registration Rights Agreement, the Debenture and the Warrants, the term "Effective Registration" shall mean that (a) all registration obligations of the Company pursuant to the Registration Rights Agreement and this Agreement have been satisfied, (b) such registration is not subject to any suspension or stop order, (c) the prospectus for each of the Common Shares issuable upon conversion of the Debentures and the Warrant Shares issuable upon exercise of the Warrants is current, (d) such Common Shares and Warrant Shares are listed for trading on one of the Approved Markets and such trading has not bee suspended for any reason, (e) none of the Company or any direct or indirect subsidiary of the Company is subject to any bankruptcy, insolvency or similar proceeding, and (f) no Interfering Event (as defined in Section 2(b) of the Registration Rights Agreement) exists.

         Section 3.2 Debentures on Conversion and Warrants on Exercise.

         (a) Upon any conversion by an Investor (or then holder of Debentures) of the Debentures pursuant to the terms thereof, the Company shall issue and deliver to such Investor (or holder) within three (3) Trading Days of the Holder Conversion Date (as defined in the Debenture) a new certificate or certificates for the principal amount of Debentures which such Investor (or holder) has not yet elected to convert but which are evidenced in part by the certificate(s) submitted to the Company in connection with such conversion (with the principal amount of and denomination of such new certificate(s) designated by such Investor or holder).

         (b) Upon any partial exercise by an Investor (or then holder of the Warrants) of the Warrants, the Company shall issue and deliver to such Investor (or holder) within three (3) days of the date on which such Warrants are exercised, a new Warrant or Warrants representing the number of adjusted Warrant Shares, in accordance with the terms of Section 2 of the Warrants.

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




         Section 3.3 Replacement Debentures and Warrants.

         (a) The certificate(s) representing the Debentures held by any Investor (or then holder) may be exchanged by such Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate principal amount of Debentures, as requested by such Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

         (b) The Warrants will be exchangeable at the option of any Investor (or then holder of the Warrants) at the office of the Company for other Warrants of different denominations entitling such Investor (or the holder thereof) to purchase in the aggregate the same number of Warrant Shares as are purchasable under such Warrants. No service charge will be made for such transfer or exchange.

         Section 3.4 Expenses. The Company shall pay in immediately available funds, at the Closing and promptly upon receipt of any further invoices relating to same, all reasonable due diligence fees and expenses and attorneys' fees and expenses of the Investors' Counsel, incurred by the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement, the Mortgage and Security Agreement, the Debentures, the Warrants and the related agreements and documents and the transactions contemplated hereunder and thereunder (not to exceed $20,000 in the aggregate). At Closing, the Company shall pay the amount due for such fees and expenses (which may include fees and expenses estimated to be incurred for completion of the transaction including post-closing matters). In the event such amount is ultimately less than the actual fees and expenses, the Company shall promptly pay such deficiency upon receipt of an invoice regarding same.

         Section 3.5 Securities Compliance. The Company shall notify the SEC and the Nasdaq NMS, in accordance with their requirements, of the transactions contemplated by this Agreement, the Debentures, the Registration Rights Agreement and the Warrants, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of the Debentures hereunder, the Common Shares issuable upon conversion thereof, the Warrants and the Warrant Shares issuable upon exercise of the Warrants.

         Section 3.6 Dividends or Distributions. So long as any Debentures or Warrants remain outstanding, the Company agrees that it shall not (a) declare or pay any dividends or make any distributions to any holder or holders of Common Stock, or (b) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

         Section 3.7 Notices. The Company agrees to provide all holders of Debentures and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

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

         Section 3.8 Use of Proceeds. The Company agrees that the proceeds received by the Company from the sale of the Debentures hereunder shall be used
(i) to redeem a minimum of $3,500,000 principal amount of the Company's outstanding 14% Convertible Notes due April 21, 2000 (the "Convertible Notes"),
(ii) to redeem all of the Company's outstanding Bridge Notes due June 22, 1999 (the "Bridge Notes"), (iii) to pay off the Company's Mortgage Note held by the Internal Revenue Service, and (iv) for working capital purposes.

         Section 3.9 Private Placement of Company Securities.

         (a)(i) For so long as any Debentures are outstanding, the Company shall not sell or offer to sell any securities other than pursuant to a registration statement under the Act without (x) first providing to all Investors still holding Debentures a written notice (a "First Offer Notice") stating the price at which it would like to sell such securities, the maximum number of securities it would like to sell and the other material terms of the proposed sale and (y) otherwise complying with the provisions of this Section 3.9(a).

            (ii) The First Offer Notice shall contain an offer to sell to such Investors such securities at the same price and on substantially the same terms as are contained in the First Offer Notice.

            (iii) Each of the Investors receiving a First Offer Notice shall have 10 business days to indicate in writing (a "Purchase Notice") to the Company whether any of them wishes to accept such offer as to all or less than all of such securities. In the event that the Investors indicate that they wish to purchase a total amount of securities in excess of the amount described in the First Offer Notice, the amount of securities that each Investor may purchase shall be proportionately reduced according to their holdings at such time of Debentures.

            (iv) If any of the Investors sends a Purchase Notice to the Company, the closing for the sale of the securities to be purchased pursuant to a Purchase Notice shall occur at the offices of the Company within 30 days of the date of the Purchase Notice. The purchase price to be paid at such closing shall be made in immediately available funds (if the purchase price is for cash), and such payment shall be made against delivery of the securities. The Company and the Investor shall make such representations, warranties and other agreements customary for similar transactions at the Closing as each party shall reasonably request, that in no event shall be more onerous than those proposed in the transaction described in the First Offer Notice.

            (v) If any or all of the Investors do not timely send the Company one or more Purchase Notices, the Company shall have 60 days after the expiration of the 10 day period described in Section 3.9(a)(iii) in which to sell to third parties such securities, in amounts, at prices and on terms not more favorable than were contained in the First Offer Notice. Promptly after any such sale, the Company shall provide to the Investors such evidence of such sale as the Investors shall reasonably request. If at the end of such 60 day period the Company has not completed the sale of such securities, it shall no longer be permitted to sell such securities pursuant to this Section 3.9(a) without again fully complying with the provisions of this Section 3.9(a).

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


         (b) If at any time within twelve (12) months from the Closing Date the Company sells or issues Common Stock (or other equity securities or rights exercisable or exchangeable for, or convertible into, Common Stock or such other equity securities) in a private placement at a discount greater (or in the Investor's judgment more favorable to the purchaser thereof) than the discount specified in Section 5(c) of the Debentures or at a ceiling price less than the Conversion Price (as defined in the Debentures and as adjusted pursuant to the terms thereof), then the Debentures will automatically (at the Investor's request) be adjusted to provide for such greater discount or lower or more favorable Conversion Price, as applicable.

         Section 3.10 Reservation of Stock Issuable Upon Conversion of Debentures and Upon Exercise of the Warrants. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures and the exercise of the Warrants, free of preemptive rights, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Debentures an the full exercise of the Warrants, and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Debentures and the full exercise of the Warrants, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of conversion of the Debentures and the exercise of the Warrants such number of authorized but unissued shares of Common Stock that is at least equal to the lesser of (i) 200% of the aggregate shares issuable upon conversion of the Debentures and 100% of the aggregate shares issuable upon exercise of the Warrants, which number may be reduced by the number of Common Shares and Warrant Shares actually delivered pursuant to conversion of the Debentures or exercise of the Warrants and shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock and (ii) 19.9% multiplied by the number of shares of Common Stock that are outstanding from time to time. If the Company falls below the reserves specified in the immediately preceding sentence and does not cure such noncompliance within 30 days of its start, then the Investors will be entitled to the discount adjustments specified in Section 2(b)(i) of the Registration Rights Agreement. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all the then outstanding Debentures or the full exercise of the Warrants, the Investors shall be entitled to, inter alia, the premium price redemption rights provided in the Registration Rights Agreement.

         Section 3.11 Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Article IV of this Agreement.

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         Section 3.12 Form D; Blue Sky Laws; No Integrated Offering. The Company
agrees to file a Form D with respect to the Debentures, Warrants, Common Shares and Warrant Shares, as required under Regulation D, and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Debentures, Warrants, Common Shares and Warrant Shares for sale to the Investors at the applicable Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Investor on or prior to the Closing Date. The Company will not undertake any offering of securities that would be integrated with the offering of the Debentures, Warrants, Common Shares and Warrant Shares.

         Section 3.13 No Senior Indebtedness; Limitation on Issuance of Equity.

         (a) The Debentures will be senior in all respects to any other indebtedness of the Company outstanding as of the Closing Date, except (i) the Convertible Notes which rank pari passu with the Debentures and (ii) indebtedness which is secured by accounts receivable and inventory, provided that the amount of such indebtedness shall not exceed the value of the accounts receivable and inventory securing such indebtedness. So long as any Debentures remain outstanding, the Compan agrees that neither the Company nor any direct or indirect subsidiary of the Company shall create, incur, assume, guarantee, secure or in any manner become liable in respect of any indebtedness, unless junior to the Debentures in all respects, or, so long as the outstanding principal amount of the Debentures is $3 million or greater, permit any liens, claims or encumbrances to exist against the Company or any direct or indirect subsidiary of the Company or any of their assets, except for (i) trade payable incurred in the ordinary course of business consistent with past practices, (ii) indebtedness which may be secured by accounts receivable and/or inventory, or by the assets of the Company or its subsidiaries other than the Collateral (as defined in the Mortgage and Security Agreement); provided that the amount of any such indebtedness may not exceed the value of the assets securing such indebtedness, and (iii) the Convertible Notes. The mortgage and security interest granted to Investors pursuant to the Mortgage and Security Agreement shall be released at such time as the outstanding principal amount of the Debentures is less than $3 million.

         (b) Until the Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the SEC and the Common Shares are subject to Effective Registration, neither the Company nor any of its subsidiaries will issue any equity securities or instruments or rights convertible into or exchangeable or exercisable for any equity securities.

         Section 3.14 Margin Accounts. The Company agrees that it will obtain from the directors and executive officers of the Company written commitments covering the period from the date of this Agreement until a date which is 180 days following the date on which all Common Shares and Warrant Shares become subject to Effective Registration, to the effect that they will not margin more than 15% of each such individual's Common Stock or place more than 15% of each individual's Common Stock in a situation which could result in an involuntary sale thereof.

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


         Section 3.15 Delisting; Best Efforts. If a conversion of a Debenture for Common Shares by an Investor could result in the Company being delisted from the Nasdaq NMS for issuing in excess of 20% of its outstanding Common Stock to the Investors without the approval of the Company's shareholders, then the Company must redeem any and all Debentures covered by the applicable Conversion Notice (as defined in the Debentures) and any and all Debentures that would, if a Conversion Notice for all Debentures were then delivered, result in the Company being subject to such delisting, at a price equal to 125% of the Outstanding Principal Amount (as defined in the Debentures) plus accrued but unpaid interest and default payments in effect at that time.

         Section 3.16 Registration Rights. The Company shall file and use its best efforts to cause to become effective, as promptly as possible, a registration statement on Form S-3 under the Act (or in the event that the Company becomes ineligible to use such form, such other form as the Company is eligible to use under the Act) covering the resale of the Common Shares and the Warrant Shares issuable upon the conversion of the Debentures and the exercise of the Warrants, respectively, and shall take all action necessary to qualify the Common Shares and the Warrant Shares under all applicable state securities laws, all in accordance with the Registration Rights Agreement to be entered into by the Company and the Investors at the Closing.

         Section 3.17 Legends. Upon effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the Common Shares and the Warrant Shares and certificates evidencing the same shall at all times be free of legends (except as otherwise provided herein or in the Debentures, Warrants, or Registration Rights Agreement), "stop transfers", "stock transfer restrictions" or other restrictions.

         Section 3.18 Withholding. It is the intent of the Company that the Debentures be treated as "registered obligations" under Section 871(h)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code") and that the interest payments thereon be treated as "portfolio interest" within the meaning of
Section 871(h) of the Code. Assuming no changes in the current law applicable hereto, so long as the Subscriber (or any transferee thereof who is a "Holder" under the Debenture) complies with th requirements for exemption from taxation under the Code (including any compliance with any documentation requirements reasonably requested by the Company to establish and support such exemption) and the interest on the Debentures is not determined to be other than "portfolio interest", the Company agrees that it shall not withhold federal income taxes in respect of interest payments on the Debentures.

         Section 3.19 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence and solvency of the Company.

         Section 3.20 Redemption of Convertible Notes; Repayment of Bridge Loan; Payment of IRS Note. As part of the Closing, a portion of the Purchase Price shall be used (i) to redeem a minimum of $3,500,000 aggregate principal amount of the Convertible Notes, (ii) to repay the outstanding Bridge Notes and (iii) to satisfy the Company's Mortgage Note held by the Internal Revenue Service.

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         Section 3.21 Short Sales of Common Stock by Investors. For so long as an Investor holds any Warrants or Debentures, such Investor shall not engage in any short selling of Common Stock except for such short sales transactions as such Investor reasonably deems is appropriate to hedge the risks to Investor of holding Warrants.


                                  ARTICLE IV.
                             Conditions to Closings

         Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Debentures. The obligation hereunder of the Company to issue and/or sell the Debentures to the Investors at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         (a) Accuracy of the Investors' Representations and Warranties. The representations and warranties of each Investor will be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which will be true and correct in all material respects as of such date).

         (b) Performance by the Investors. Each Investor shall have performed all agreements and covenants and satisfied all conditions required to be performed or satisfied by it at or prior to the Closing.

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Debentures or the Warrants.

         Section 4.2 Conditions Precedent to the Obligation of the Investors to Purchase the Debentures. The obligation hereunder of each Investor to acquire and pay for the Debentures at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for each Investor's benefit and may be waived by each Investor at any time in its sole discretion.

         (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).


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

         (b) Performance by the Company. The Company shall have performed all agreements and covenants and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

         (c) Nasdaq NMS. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC, the Nasdaq NMS (or other Approved Market) or the NASD, and trading in securities generally as reported by the Nasdaq NMS (or other Approved Market) shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by the Nasdaq NMS, and the Common Stock shall not have been delisted from the Nasdaq NMS (or any other Approved Market where they are currently listed), and the Company shall not have received any notice (written or oral) from the Nasdaq NMS (or any other Approved Market where they are currently listed) indicating that delisting of the Common Stock is under consideration.

         (d) No Injunction. No statute, rule, regulation, executive, judicial or administrative order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Mortgage and Security Agreement or the Debentures or the Warrants.

         (e) Opinion of Counsel. At the Closing, the Investors shall have received an opinion of counsel to the Company addressing such matters as the Investors may reasonably request and such other opinions, certificates and documents as the Investors or their counsel shall reasonably require incident to the Closing.

         (f) Registration Rights Agreement. The Company and the Investors shall have executed and delivered the Registration Rights Agreement in the form and substance of Exhibit 4.2(f) attached hereto.

         (g) Mortgage and Security Agreement. AIRI and the Investors shall have executed and delivered the Mortgage and Security Agreement, which shall be satisfactory in form and substance to the Investors, and any related UCC financing statements.

         (h) Adverse Changes. Since December 31, 1997, no event shall have occurred which had or is likely to have, in the reasonable judgment of the Investors, a Material Adverse Effect.

         (i) Officer's Certificate. The Company shall have delivered to the Investors a certificate in form and substance satisfactory to the Investors and the Investors' Counsel, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Charter, By-Laws, good standing of and authorizing resolutions of the Company.

         (j) Debentures and Warrants. The Investors shall have received certificates representing the Debentures and the Warrants in the form and substance of Exhibit 1.1A and Exhibit 1.1B hereto.



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
         (k) Due Diligence. Each Investor shall have completed its financial, accounting, operational and legal due diligence in a manner satisfactory to such Investor in its sole discretion.

         (l) Consents. The Company shall have received and delivered to the Investors (i) the consent of all applicable lenders to the issuance of the Debentures, including, without limitation, the consent of the holders of the Convertible Notes, and (ii) the waiver of any and all pending events of default (or pending events which with the lapse of time or notice or both would constitute an event of default) thereunder.

         (m) Satisfaction of Indebtedness; Evidence of Same. (i) As part of the Closing, a portion of the Purchase Price shall be used (1) to redeem a minimum of $3,500,000 aggregate principal amount of the Convertible Notes, (2) to repay the outstanding Bridge Notes and (3) to satisfy the Company's Mortgage Note held by the Internal Revenue Service.

            (ii) The Company shall have delivered to the Investors documentation satisfactory to the Investors that: (1) the Bridge Notes will be paid in full immediately following the Closing and (2) $3,500,000 principal amount of the Convertible Notes will be redeemed immediately following the Closing.

         (n) Title Policy. First American Title Insurance Company shall have issued a lender's title insurance policy on a 1992 ALTA form, dated the Closing Date, insuring Investors have a first priority mortgage on the real property described on Exhibit A to the Mortgage and Security Agreement.


                                   ARTICLE V.
                                Legend and Stock


         The Company will issue one or more certificates representing the Debentures and the Warrants in the name of the applicable Investor and in such denominations to be specified by such Investor prior to (or from time to time subsequent to) Closing. Each certificate representing the Debentures and the Warrants and any shares of Common Stock issued upon conversion or exercise thereof initially shall be stamped or otherwise imprinted with a legend substantially in the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


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         The Company agrees to reissue the Debentures and the Warrants without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Debentures and/or Warrants and Common Stock issuable upon conversion or exercise thereof pursuant to Rule 144(k) under the Act, or (ii) such Debentures and/or Warrants are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act.

         Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares issued pursuant to conversion of the Debentures or Warrant Shares issued upon exercise of the Warrants shall bear a legend in the same form as the legend indicated above. Upon such Registration Statement becoming effective, the Company agrees to promptly, but no later than three (3) business days thereafter, issue new certificates representing such Common Shares and Warrant Shares without such legend. Any Common Shares issued pursuant to conversion of the Debentures or Warrant Shares issued upon exercise of the Warrants after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, each Investor agrees to sell the Common Shares and Warrant Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to such Investor by the Company) or in accordance with an exception from the registration requirements of the Act.

         Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement.


                                   ARTICLE VI.
                                   Termination

         Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the unanimous written consent of the Company and each of the Investors.

         Section 6.2 Other Termination. This Agreement may be terminated by action of the Board of Directors of the Company or by any of the Investors at any time if the Closing shall not have been consummated by the tenth business day following the date of this Agreement; provided, however, that the party (or parties) prepared to close shall retain its (or their) right to sue for any breach by the other party (or parties).

                                  ARTICLE VII.
                                  Miscellaneous

         Section 7.1 Stamp Taxes. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Debentures and the Warrants pursuant hereto, the Common Shares issued upon conversion of the Debentures and the Warrant Shares issued upon exercise of the Warrants.


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


         Section 7.2 Specific Performance; Consent to Jurisdiction; Jury Trial.

         (a) The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

         (b) The Company and each of the Investors (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court, the New York State Courts and other courts of the United States sitting in New York County, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. To the extent permitted by applicable law, the Company and each of the investors consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process an notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by applicable law.

         (c) The Company and each of the Investors hereby waives all rights to a trial by jury.

         Section 7.3 Entire Agreement; Amendment. This Agreement, together with the Registration Rights Agreement, the Mortgage and Security Agreement, the Warrants, the Debentures and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         Section 7.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:


                  to the Company:

                                American International Petroleum Corp.
                                444 Madison Avenue
                                New York, New York 10022
                                Attention:   Denis J. Fitzpatrick
                                Facsimile:   (212) 688-6657


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                  with copies to:

                                Snow Becker Krauss P.C.
                                605 Third Avenue
                                New York, New York 10158
                                Attention:  Charles Snow, Esq.
                                Facsimile:  (212) 949-7052

                  to the Investors:

                               To each Investor at the address and/or fax number
set forth on Schedule I of this Agreement.

                  with copies to:

                                Arnold & Porter
                                555 Twelfth Street, NW
                                Washington, D.C.  20004
                                Attention:  L. Stevenson Parker, Esq.
                                Facsimile:  (202) 942-5999

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

         Section 7.5 Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees but excluding consequential damages) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

         Section 7.6 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 7.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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     Section 7.8 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all Investors (which consent may be withheld for any reason in their sole discretion), except that the Company may assign this Agreement in connection with the sale of all or substantially all of its assets provided that the Company is not released from any of its obligations hereunder, such assignee assumes all obligations of the Company hereunder, and appropriate adjustment of the provisions contained in this Agreement, the Registration Rights Agreement, the Mortgage and Security Agreement, the Debentures and the Warrants is made, in form and substance satisfactory to the Investors, to place the Investors in the same position as they would have been but for such assignment, in accordance with the terms of the Debentures and the Warrants. Any Investor may assign this Agreement (in whole or in part) or any rights or obligations hereunder without the consent of the Company in connection with any sale or transfer of all or any portion of the Debentures or Warrants held by such Investor, provided that such Investor may not assign this Agreement prior to the Closing Date withou the Company's prior written consent except to an affiliate or affiliates of such Investor.

         Section 7.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 7.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to Agreements executed and to be performed entirely within such State.

         Section 7.11 Survival. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing so long as any of the Debentures and Warrants remain outstanding. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it were to materially change the economic benefit of this Agreement to any party.

         Section 7.12 Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

         Section 7.13 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees that it will deliver a copy of any public announcement regarding the matters covered by this Agreement, the Registration Rights Agreement, the Mortgage and Security Agreement, the Debentures or the Warrants or any agreement and document executed herewith and therewith to each Investor and any public announcement including the name of an Investor to such Investor, reasonably in advance of the release of such announcements.


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



         Section 7.14 Severability. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warranties, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.

         Section 7.15 Like Treatment of Holders; Redemption. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption or conversion of the Debentures or exercise of the Warrants, or otherwise, to any holder of Debentures or the Warrants, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Debentures, this Agreement, the Registration Rights Agreement, the Mortgage and Security Agreement or the Warrants, unless such consideration is required to be paid to all holders of Debentures and Warrants bound by such consent, waiver or amendment whether or not such holders so consent, waive or agree to amend and whether or not such holders tender their Debentures or Warrants for redemption, conversion or exercise. The Company shall not, directly or indirectly, redeem any portion of the Debentures unless such offer of redemption is made pro rata to all holders of Debentures on identical terms.



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         Section 7.16

No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                            [Signature Page Follows]

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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                           AMERICAN INTERNATIONAL PETROLEUM CORP.



                           By: _____________________________________
                                    Name: __________________________
                                    Title:__________________________




                           INVESTOR:

                           HALIFAX FUND, L.P.

                           By:      The Palladin Group
                                    Attorney-in-Fact and Investment
                                    Advisor

                           By:      ____________________________
                                    Jeffrey E. Devers


         [Signature page to American International Petroleum Corp. Convertible Debenture Purchase Agreement]


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